Exhibit 99.1

TANGER ELECTS DIRECTORS AND OFFICERS

Greensboro, NC -- May 17, 2013. The shareholders of Tanger Factory Outlet Centers, Inc. (NYSE:SKT) at its Annual Shareholders Meeting on May 17, 2013, elected the following directors to serve for the ensuing year:
Jack Africk        Independent Director, Chairman Emeritus
William G. Benton    Non-Executive Chairman of the Board
Bridget Ryan Berman    Independent Director
Donald G. Drapkin    Independent Director
Thomas J. Reddin    Independent Director
Thomas E. Robinson    Independent Director
Allan L. Schuman    Independent Director
Steven B. Tanger    Director
During a meeting of the Board of Directors held on May 17, 2013 the following officers were elected to serve for the ensuing year:
Steven B. Tanger - President & Chief Executive Officer
Frank C. Marchisello, Jr. - Executive Vice President & Chief Financial Officer
Thomas E. McDonough - Executive Vice President & Chief Operating Officer
Chad D. Perry - Executive Vice President, General Counsel & Secretary
Carrie A. Geldner - Senior Vice President & Chief Marketing Officer
Manuel O. Jessup - Senior Vice President, Human Resources
Lisa J. Morrison - Senior Vice President, Leasing
Virginia R. Summerell - Senior Vice President, Treasurer & Assistant Secretary
James F. Williams - Senior Vice President, Chief Accounting Officer & Controller
Laura M. Atwell - Vice President, Marketing
Brian A. Auger - Vice President, Corporate Counsel
Gary A. Block - Vice President, Leasing
Leigh M. Boyer - Vice President, Corporate Counsel
Elizabeth J. Coleman - Vice President, Operations
Joshua D. Cox - Vice President, Tax
Ricky L. Farrar - Vice President, Information Technology
Thomas J. Guerrieri Jr. - Vice President, Financial Reporting
Cyndi M. Holt - Vice President, Finance & Investor Relations
Beth G. Lippincott - Vice President, Leasing
Mary E. Shifflette - Vice President, Leasing
Mary Ann Williams - Vice President, Human Resources
Charles A. Worsham - Vice President, Construction & Development

About Tanger Factory Outlet Centers

Tanger Factory Outlet Centers, Inc. is a publicly-traded REIT headquartered in Greensboro, North Carolina that operates and owns, or has an ownership interest in, a portfolio of 43 upscale outlet shopping centers in 26 states coast to coast and in Canada, totaling approximately 12.9 million square feet leased to over 2,700 stores operated by more than 460 different brand name companies. More than 180 million shoppers visit Tanger Factory Outlet Centers annually. For more information on Tanger Outlet Centers, call 1-800-4TANGER or visit the company's web site at www.tangeroutlet.com.

CONTACT:	Frank C. Marchisello, Jr.
Executive Vice President & CFO
(336) 834-6834